                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               BSB Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               BSB BANCORP, INC.

                             58-68 EXCHANGE STREET
                          BINGHAMTON, NEW YORK 13902
                                (607) 779-2492

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BSB Bancorp, Inc. (the "Company") will be held at Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905, on April 28, 1997, at 10:00 a.m., Eastern Time, and at any adjournment thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

  1. To elect four directors for a term of three years, or until their successors have been elected and qualified;

  2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; and

  3. To transact such other business as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Annual Meeting.

  Shareholders of the Company of record at the close of business on March 5, 1997 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Larry G. Denniston

                                          Larry G. Denniston
                                          Senior Vice President and Corporate
                                          Secretary

Binghamton, New York
March 25, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                               BSB BANCORP, INC.

                             58-68 EXCHANGE STREET
                          BINGHAMTON, NEW YORK 13902

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1997

                               ----------------

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement, which is first being mailed on or about March 25, 1997, is furnished to shareholders of BSB Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 1997 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905, on April 28, 1997 at 10:00 a.m., Eastern Time, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

  The proxies solicited hereby, if properly signed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein by a member of the law firm of Hinman, Howard & Kattell, L.L.P., general counsel to the Company, which has been duly appointed by the Board of Directors to vote such proxies. If no contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors as directors, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997, and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the person appointed as proxy.

  Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Corporate Secretary of the Company written notice thereof (Larry G. Denniston, Senior Vice President and Corporate Secretary, BSB Bancorp, Inc., 58-68 Exchange Street, Binghamton, New York 13902), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

  The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The close of business on March 5, 1997 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on March 5, 1997 was 5,656,225. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. Under Delaware corporate law and the Company's Bylaws, directors are elected by a plurality of votes of shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter.

  Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 5, 1997 with respect to the beneficial ownership of the Common Stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, with respect to ownership of the Common Stock by all directors and executive officers of the Company as a group, and with respect to the ownership of the Common Stock by each of the "named executive officers" (defined below) of the Company.

 TITLE                                                AMOUNT AND NATURE PERCENT
   OF                                                   OF BENEFICIAL     OF
 CLASS                BENEFICIAL OWNER                  OWNERSHIP(1)     CLASS
 -----                ----------------                ----------------- -------
 Common First Union Corporation ("First Union")
        One First Union Center
        Charlotte, NC 28288-0137....................       504,650(2)    8.92%
 Common Beck, Mack & Oliver, LLC ("BMO")
        330 Madison Avenue
        New York, NY 10017..........................       454,125(3)    8.03%
 Common Dimensional Fund Advisors Inc.
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 90401......................       387,750(4)    6.86%
 Common William H. Rincker..........................        91,131(5)    1.61%
 Common Alex S. DePersis............................        36,559(6)    0.64%
 Common Glenn R. Small..............................        44,226(7)    0.78%
 Common Edward R. Andrejko..........................        46,440(8)    0.82%
 Common Fielding Simmons III........................        19,385(9)    0.34%
 Common All directors and executive officers of the
        Company,
        as a group (18 people)......................       738,122(10)  12.73%

--------
  * Unless otherwise indicated, holdings represent less than one percent (1%) of the issued and outstanding shares of Common Stock.
 (1) Based on information provided by the respective beneficial owners and upon the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission ("Commission") pursuant to the Exchange Act, unless otherwise indicated. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, shares beneficially owned by named executive officers are held with sole voting and dispositive power.
 (2) First Union claims sole dispositive power and sole voting power over 435,600 shares and shared dispositive power and shared voting power over 69,050 shares. First Union reports its beneficial ownership of such shares on behalf of its subsidiaries Evergreen Asset Management Group and Lieber and Company, both of which are investment advisers registered under the Investment Advisers Act of 1940. Evergreen Asset Management Group and Lieber and Company are investment advisers for mutual funds and other clients which beneficially own the Common Stock.
 (3) BMO claims shared dispositive power over 454,125 shares owned by investment advisory clients of BMO, none of which report ownership of more than 5% of the outstanding Common Stock. BMO is an investment adviser registered under the Investment Advisers Act of 1940.
 (4) Dimensional Fund Advisors Inc. ("DFA") claims sole dispositive power over 387,750 shares and sole voting power over 240,675 shares. In its Schedule 13G, DFA reported that persons who are officers of DFA also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 74,975 shares that are owned by the Fund and 72,100 shares that are owned by the Trust. DFA is an investment adviser registered under the Investment Advisers Act of 1940. All securities reported in its Schedule 13G are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the class.
 (5) Includes 78,104 shares held jointly with Mr. Rincker's wife, and with respect to which Mr. Rincker shares voting and dispositive power, and includes 13,027 shares owned directly by Mr. Rincker's wife with respect to which Mr. Rincker has no voting or dispositive power.
 (6) Includes 15,872 shares held jointly with Mr. DePersis's wife, with respect to which Mr. DePersis shares voting and dispositive power. Also includes 15,795 shares with respect to which Mr. DePersis has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan (as defined below) and the 1996 Incentive Plan (as defined below).
 (7) Includes 12,856 shares held jointly with Mr. Small's wife, with respect to which Mr. Small shares voting and dispositive power. Also includes 19,995 shares with respect to which Mr. Small has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
 (8) Includes 26,172 shares held jointly with Mr. Andrejko's wife, with respect to which Mr. Andrejko shares voting and dispositive power, 2,353 shares held jointly with another family member with respect to which Mr. Andrejko shares voting and dispositive power, and 1,014 shares held directly by Mr. Andrejko's wife in an individual retirement account with respect to which Mr. Andrejko has no voting or dispositive power. Also includes 16,901 shares with respect to which Mr. Andrejko has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
 (9) Includes 8,109 shares held jointly with Mr. Simmons's wife, with respect to which Mr. Simmons shares voting and dispositive power. Also includes 11,276 shares with respect to which Mr. Simmons has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(10) Includes 142,516 shares as to which members of the group have the right to acquire beneficial ownership of Common Stock through the exercise of options. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers". Excludes approximately 650 shares with respect to which members of the group are entitled to receive as a result of participation in the Company's dividend reinvestment plan for a dividend declared on January 28, 1997, which is payable March 10, 1997. Computation of the precise number of shares involves unnecessary burden and expense due to the timetable for preparation of this proxy statement.

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

                                (PROPOSAL ONE)

ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation states that the Board of Directors shall consist of 14 members unless otherwise determined from time to time by resolution adopted by an affirmative vote of at least a majority of the Board of Directors. The Company's Bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible. Pursuant to a resolution adopted by the Board of Directors on May 20, 1996, the Board of Directors currently consists of 12 members. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

  Presently, all directors of the Company also are directors of the Company's wholly owned subsidiary, BSB Bank & Trust Company (the "Bank").

THE NOMINEES

  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the four nominees listed below who are being nominated for a three-year term. There are no arrangements or understandings between the persons named and any other person pursuant to which such nominee was selected. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as director if elected.

               NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2000

                                                                                     COMPANY
                                                                                   COMMON STOCK
                                                                                BENEFICIALLY OWNED
                               POSITION WITH THE COMPANY AND THE                   DIRECTLY OR
                                 BANK AND PRINCIPAL OCCUPATION         DIRECTOR  INDIRECTLY AS OF
       NAME          AGE*        DURING THE PAST FIVE YEARS(1)         SINCE(2) MARCH 5, 1997(1)**
       ----          ----      ---------------------------------       -------- -----------------------
Helen A. Gamble       69  Former Treasurer and Board member of the       1976       19,257(3)
                          National Board YWCA; Corporate member of
                          United Health Services Foundation; Director,
                          Broome County Historical Society; Member,
                          Advisory Council of Decker School of
                          Nursing, Binghamton University; Member,
                          Binghamton University Foundation.
David A. Niermeyer    55  President and Chief Executive Officer,         1994        8,250(4)
                          Stakmore Co., Inc. since April 1980; Member
                          of Board of Directors of United Health
                          Services Hospitals; Founder and Director of
                          the Niermeyer Foundation.
Mark T. O'Neil, Jr.   44  President and Chief Executive Officer,         1994        8,632(5)
                          United Health Services, Inc. since February
                          1993; President and Chief Executive Officer,
                          UHS Hospitals from August 1990 to February
                          1993; Past President, Board of Directors,
                          Broome County United Way; Chairman, Board of
                          Directors of Broome County Chamber of
                          Commerce; Chairman, Board of Directors of
                          Iroquois Health Care Alliance; Member of
                          Binghamton University School of Management
                          Advisory Committee; Member of Boards of
                          Directors, Partnership 2000 and Health Care
                          Association of New York State.
Thomas L. Thorn       53  Private Investor; Executive Vice President     1995      151,875(6)    2.68%
                          and Treasurer, Diamond Page International
                          Corporation from September 1978 to December
                          1996.

--------
 * Age as of Record Date, March 5, 1997.
** Unless otherwise indicated, holdings represent less than one percent (1%)
   of the issued and outstanding shares of Common Stock.
(1) Based upon information provided by the respective directors.
(2) Includes service on the Board of Directors of the Bank.
(3) Includes 7,500 shares with respect to which Mrs. Gamble has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Includes 6,500 shares with respect to which Mr. Niermeyer has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

(5) Includes 1,132 shares held jointly with Mr. O'Neil's wife, with respect to which Mr. O'Neil shares voting and dispositive power. Also includes 7,500 shares with respect to which Mr. O'Neil has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(6) Includes 6,000 shares with respect to which Mr. Thorn has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT
                     THE NOMINEES BE ELECTED AS DIRECTORS

                     DIRECTORS WITH TERMS EXPIRING IN 1999

                                                                                   COMPANY
                                                                                COMMON STOCK
                                                                             BENEFICIALLY OWNED
                            POSITION WITH THE COMPANY AND THE                    DIRECTLY OR
                              BANK AND PRINCIPAL OCCUPATION         DIRECTOR  INDIRECTLY AS OF
      NAME        AGE*        DURING THE PAST FIVE YEARS(1)         SINCE(2) MARCH 5, 1997(1)**
      ----        ----      ---------------------------------       -------- -------------------------
Robert W. Allen    53  President and Chief Executive Officer,         1987         16,280(3)
                       Lehigh Valley Dairies, Inc., Lansdale, PA
                       since April 1996; Independent Consultant
                       from December 1995 to April 1996; Executive
                       Vice President, Borden Inc., Columbus, Ohio
                       from February 1995 to December 1995;
                       President, Borden Inc. Dairy Group from
                       September 1993 to December 1995; Chairman of
                       the Board and Chief Executive Officer,
                       Marigold Foods, Inc., Minneapolis, Minnesota
                       from April 1992 to September 1993; Chairman
                       of the Board and Chief Executive Officer,
                       Crowley Foods Inc. of Binghamton, New York
                       from January 1991 to September 1993; Member
                       of the Board of Directors of Azon Corp.,
                       Johnson City, New York.
Alex S. DePersis   49  President and Chief Executive Officer of the   1996         36,559(4)
                       Company and the Bank since January 1, 1997;
                       prior to that, President and Chief Operating
                       Officer since 1995; Executive Vice President
                       of the Company and the Bank from 1990 to
                       1995; Member, Boards of Directors of Broome
                       County Chamber of Commerce, Broome Community
                       College Foundation and Twin Tiers Home
                       Health; Member, Regional Loan Committee, New
                       York Business Development Corporation.
Thomas F. Kelly    49  Vice President for External Affairs,           1987          9,622(5)
                       Binghamton University, October 1991 to
                       present; Interim Vice President for External
                       Affairs, June 1991 to October 1991; Dean of
                       the School of Management, February 1986 to
                       June 1991; honorary director, United
                       Methodist Homes for the Aging of New York
                       and Pennsylvania; Trustee, Guthrie
                       Healthcare System, Inc.; Director, Board of
                       Binghamton Summer Music Festival; Member,
                       Administrative Board, First United Methodist
                       Church of Endicott; Member, Advisory
                       Committee, WICZ-TV; Member, University
                       Counsel, Wilkes University; Member, Board of
                       Sponsors of the Business School.

                                                                                  COMPANY
                                                                               COMMON STOCK
                                                                            BENEFICIALLY OWNED
                           POSITION WITH THE COMPANY AND THE                    DIRECTLY OR
                             BANK AND PRINCIPAL OCCUPATION         DIRECTOR  INDIRECTLY AS OF
     NAME        AGE*        DURING THE PAST FIVE YEARS(1)         SINCE(2) MARCH 5, 1997(1)**
     ----        ----      ---------------------------------       -------- -------------------------
John V. Sponyoe   58  President, Lockheed Martin Federal Systems,    1991         10,014(6)
                      Owego, NY since April 1996; President, Loral
                      Federal Systems, Owego, New York, from March
                      1994 to April 1996; Vice President and Site
                      General Manager, Federal Systems Company,
                      IBM Corp., Owego, New York, from May 1987 to
                      February 1994; Member of Board of Directors
                      and Member of Board of Trustees of Guthrie
                      Healthcare System, Inc.; Director, Roberson
                      Museum and Science Center; Director, A M &
                      T; Director, Raymond Corporation; Member,
                      Management Advisory Committee, SUNY-
                      Binghamton School of Management.

--------
 * Age as of Record Date, March 5, 1997.
** Unless otherwise indicated, holdings represent less than one percent (1%)
   of the issued and outstanding shares of the Common Stock.
(1) Based upon information provided by the respective directors.
(2) Includes service on the Board of Directors of the Bank.
(3) Includes 8,780 shares held jointly with Mr. Allen's wife, with respect to which Mr. Allen shares voting and dispositive power. Also includes 7,500 shares with respect to which Mr. Allen has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Includes 15,872 shares held jointly with Mr. DePersis's wife, with respect to which Mr. DePersis shares voting and dispositive power. Also includes 15,795 shares with respect to which Mr. DePersis has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(5) Includes 2,122 shares held jointly with Dr. Kelly's wife, with respect to which Dr. Kelly shares voting and dispositive power. Also includes 7,500 shares with respect to which Dr. Kelly has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(6) Includes 2,514 shares held jointly with Mr. Sponyoe's wife, with respect to which Mr. Sponyoe shares voting and dispositive power. Also includes 7,500 shares with respect to which Mr. Sponyoe has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

                     DIRECTORS WITH TERMS EXPIRING IN 1998

                                                                                    COMPANY
                                                                                  COMMON STOCK
                                                                               BENEFICIALLY OWNED
                              POSITION WITH THE COMPANY AND THE                   DIRECTLY OR
                                BANK AND PRINCIPAL OCCUPATION         DIRECTOR  INDIRECTLY AS OF
      NAME          AGE*        DURING THE PAST FIVE YEARS(1)         SINCE(2) MARCH 5, 1997(1)**
      ----          ----      ---------------------------------       -------- -----------------------
Ferris G. Akel       64  President, Binghamton Giant Markets, Inc.      1986      107,614(3)    1.90%
                         since 1959; Chairman, Board of Directors,
                         Dr. G. Clifford and Florence B. Decker
                         Foundation; Member of Boards of Directors of
                         Partnership 2000, United Health Services,
                         Inc., Professional Home Care, Inc.,
                         Binghamton University Foundation, Binghamton
                         University School of Management Advisory
                         Board, Binghamton Summer Music Festival,
                         Inc., Press & Sun-Bulletin Business Advisory
                         Board; Member, WICZ Advisory Board, Business
                         Community Alliance and Physician Volunteer
                         Services Committee.
William C. Craine    48  President and Chief Executive Officer, Mang    1976       56,393(4)    1.00%
                         Group, Inc.; President and Chief Executive
                         Officer, Craine & Mirabito Insurance and
                         Mang Group, Inc. until 1996; Member, Boards
                         of Directors, Preferred Mutual Insurance
                         Company, New Berlin, NY and UHS Hospitals,
                         Binghamton, NY; Member, Board of Trustees,
                         Carleton College, Northfield, MN.
Herbert R. Levine    68  Chairman of the Board, Van Cott Jeweler,       1974       64,975(5)    1.15%
                         Ltd. since 1988; Past President of American
                         Gem Society and Past President of New York
                         State Jewelers Association; Member of
                         Executive Committee, Gulf Stream Council,
                         Boy Scouts of America.
William H. Rincker   66  Prior to retirement January 1, 1997,           1981       91,131(6)    1.61%
                         Chairman of the Company since 1995 and Chief
                         Executive Officer of the Company since 1988;
                         President of the Company from 1988 to 1995;
                         Chairman of the Bank since 1995 and Chief
                         Executive Officer of the Bank since December
                         1984; President of the Bank from 1981 to
                         1995; Chairman, Board of Directors, United
                         Health Services, Inc.; Secretary/Treasurer,
                         Hoyt Foundation Board; Member, Boards of
                         Directors of A M & T and Partnership 2000.

--------
 * Age as of Record Date, March 5, 1997.
** Unless otherwise indicated, holdings represent less than one percent (1%)
   of the issued and outstanding shares of Common Stock.
(1) Based upon information provided by the respective directors.
(2) Includes service on the Board of Directors of the Bank.
(3) Includes 4,105 shares held jointly with Mr. Akel's wife, with respect to which Mr. Akel shares voting and dispositive power, 6,075 shares beneficially owned as custodian for Mr. Akel's children and 86,784 shares owned by Akel Wholesale Grocery Corporation. Also includes 7,500 shares with respect to which Mr. Akel has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

(4) Includes 450 shares held directly by Mr. Craine's wife in an individual retirement account with respect to which Mr. Craine has no voting and dispositive power, and 1,523 shares held in a trust for Mr. Craine's daughter with respect to which Mr. Craine has power to change the trustee but not to manage the investments of the trust. Also includes 3,000 shares with respect to which Mr. Craine has the right to acquire beneficial ownership through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(5) Includes 18,090 shares held by Van Cott Jeweler, Ltd., 12,975 shares held directly by Mr. Levine's wife in an individual retirement account with respect to which Mr. Levine has no voting or dispositive power, 4,618 shares held in a trust for the benefit of Mr. Levine with respect to which Mr. Levine has sole voting and dispositive power, 3,058 shares in a profit sharing plan for Mr. Levine with respect to which Mr. Levine shares voting and dispositive power with his wife, 4,600 shares in a target benefit plan with respect to which Mr. Levine has sole voting and dispositive power and 8,980 shares held in a trust for the benefit of Mr. Levine's wife, with respect to which Mr. Levine has no voting or dispositive power. Also includes 1,500 shares with respect to which Mr. Levine has the right to acquire beneficial ownership through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(6) Includes 78,104 shares held jointly with Mr. Rincker's wife, with respect to which Mr. Rincker shares voting and dispositive power. Also includes 13,027 shares owned directly by Mr. Rincker's wife, with respect to which Mr. Rincker has no voting or dispositive power.

SHAREHOLDER NOMINATIONS

  Section 7.2(c) of the Company's Certificate of Incorporation provides that nominations of candidates for election as directors at any annual meeting may be made (i) by or at the direction of a majority of the Board of Directors or
(ii) by any shareholder entitled to vote at such annual meeting. Shareholders may name nominees for election to the Board of Directors by submitting written nominations to the Corporate Secretary of the Company not less than 20 days prior to the date of the Annual Meeting; provided, however, that if less than 30 days notice of the date of the scheduled annual meeting is given, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of annual meeting was mailed, provided further that the notice by the shareholder must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice must set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director and as to the shareholder giving notice: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees, and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder and any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. If any shareholder nomination is properly and timely made, ballots will be provided for use by shareholders at the Annual Meeting bearing the name of such nominee or nominees.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company meets regularly each month and may have additional special meetings. Each member of the Board of Directors of the Company also serves as a Director of the Bank. The Board of Directors of the Company met 12 times during the year ended December 31, 1996. No incumbent director attended fewer than 75% of the aggregate total number of meetings held by the Board of Directors of the Company and all committees of the Board on which such director served during the last fiscal year.

  During 1996, the Board of Directors of the Company had a number of committees, including a standing Audit Committee and a Compensation Committee. In addition, during 1996 the Board of Directors of the Bank had a number of committees, including a standing Salary and Personnel Administration Committee, among others. The entire Board of the Company serves as a Nominating Committee.

  The Audit Committee meets with the Company's independent auditors and reviews the scope and results of the audit performed by such auditors. The Audit Committee also monitors and reviews the Company's system of internal control and audit with management and the independent auditors. The Audit Committee consists of Messrs. Akel, Kelly, Levine, Niermeyer and O'Neil, and Mrs. Gamble. The Audit Committee met four times during 1996.

  The Company's Compensation Committee has the authority to grant options, stock appreciation rights ("SARs") and performance shares and the Bank's Salary and Personnel Administration Committee reviews both employee and executive compensation and makes recommendations to the Board of Directors with regard to executive compensation. Both committees consist of Messrs. Akel, Allen, Levine and Sponyoe, and Mrs. Gamble. The Company's Compensation Committee met three times during 1996. The Bank's Salary and Personnel Administration Committee met eight times during 1996.

  The Nominating Committee selects nominees for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures set forth in the Company's Certificate of Incorporation, as described above. The Nominating Committee consists of all members of the Board of Directors, and in that capacity met one time during 1996.

COMPENSATION OF DIRECTORS

  Directors' Fees. Directors of the Company did not receive any fees for attendance at meetings of the Board of the Company during 1996. In their capacity as Directors of the Bank, however, such persons received an annual retainer of $12,000 plus $350 for each Board meeting attended. Also, committee members received fees of $350 per meeting attended, except that members of the Bank's Loan Committee received fees of $400 per meeting attended and the Chairman of each of the Audit Committee and the Salary and Personnel Administration Committee received fees of $400 per meeting attended. In 1997 each non-rotating member of the Bank's Executive Committee serving for the entire year will receive an annual retainer of $2,400 except for the Chairman of the Committee, who will receive an annual retainer of $4,800, and rotating members of the Committee, who will receive fees of $350 per meeting attended. The Executive Committee did not meet in 1996, during which members would have received fees of $350 per meeting attended. No director or committee fees were paid to officers of the Company who are also Directors. Directors may elect to defer the receipt of all or a portion of their fees pursuant to a nonqualified deferred compensation agreement. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined). During 1996, no directors elected to defer fees under this arrangement.

  Directors' Stock Option Plan. Pursuant to the Directors' Stock Option Plan, Messrs. Akel, Allen, Consey, Craine, Kelly, Levine, Niermeyer, O'Neil, Sponyoe, and Thorn, and Mrs. Gamble received a grant of a non-qualifying option for 1,500 shares at an exercise price of $22.63 per share on January 24, 1996, the fair market value on the date of grant. To the extent shares remain available for grant under the Directors' Stock Option Plan, each non-employee director shall receive in January of each year an option to purchase 1,500 shares at the fair market value on the date of grant. For 1997, the non-employee directors received an option for 1,500 shares at an exercise price of $28.25 per share, the fair market value on the date of grant, January 24, 1997.

  The purposes of the Directors' Stock Option Plan are to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

  The following information is supplied with respect to executive officers of the Company who do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as an officer.

         NAME               AGE                     TITLE(S)
         ----               ---                     --------
   Glenn R. Small..........  51 Executive Vice President
   Arthur C. Smith.........  50 Executive Vice President
   Edward R. Andrejko......  56 Senior Vice President and Chief Financial Officer
   Larry G. Denniston......  51 Senior Vice President and Corporate Secretary
   Fielding Simmons III....  57 Senior Vice President and Treasurer
   Douglas R. Johnson......  54 Senior Vice President

  Glenn R. Small joined the Bank in 1982. He became Executive Vice President of the Bank and the Company in October 1996. He was Senior Vice President of the Bank from 1985 to October 1996 and of the Company upon its formation in 1988 until October 1996. Prior to that time, he was Vice President--Commercial Loans of the Bank since 1982.

  Arthur C. Smith joined the Bank in 1967. He became Executive Vice President of the Company and the Bank in October 1996. He was Senior Vice President of the Company and the Bank from 1994 to October 1996. Prior to that time, he was Vice President of the Bank from 1987 and of the Company since its formation in 1988.

  Edward R. Andrejko joined the Bank in 1962. He became Senior Vice President and Chief Financial Officer of the Company and the Bank in 1991. Prior to that time, he was Vice President and Chief Financial Officer of the Bank since 1985 and the Company since its formation in 1988.

  Larry G. Denniston joined the Bank in 1983. He became Senior Vice President and Corporate Secretary of the Company and the Bank in December 1996. He was Vice President and Secretary of the Company and the Bank from 1990 to December 1996. Prior to that time, he was Vice President--Financial Services of the Bank since 1985 and of the Company since its formation in 1988.

  Fielding Simmons III joined the Bank in 1976. He became Senior Vice President and Treasurer of the Company and the Bank in 1991. Prior to that time, he was Vice President and Treasurer of the Bank since 1985 and the Company since its formation in 1988.

  Douglas R. Johnson joined the Bank in 1990. He became Senior Vice President of the Company in January 1997. He has been Senior Vice President and Senior Trust Officer of the Bank since December 1990.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers for the fiscal year ended December 31, 1996 (the "named executive officers"). All cash compensation has been paid by the Bank. None of the named executive officers received any separate form of compensation in their capacities as officers of the Company. As to each of the named executive officers, the aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported for the periods indicated. The Company has not granted any SARs.

                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                               ANNUAL COMPENSATION    COMPENSATION AWARDS
                              ---------------------  ---------------------
     NAME AND                  SALARY                SECURITIES UNDERLYING      ALL OTHER
   PRINCIPAL POSITION    YEAR   ($)    BONUS ($)(1)    OPTIONS/SARS (#)    COMPENSATION ($)(2)
   ------------------    ---- -------- ------------  --------------------- -------------------
William H. Rincker...... 1996 $225,000   $ 22,246(3)         5,000               $4,500(4)
 Director, Chairman and  1995  216,320    148,500(5)         4,500(6)             6,490(7)
 Chief Executive Officer 1994  208,000    173,168            4,500(6)             6,240(7)
Alex S. DePersis........ 1996  150,000     14,830            5,000                4,500
 Director, President and 1995  114,735     70,657            3,000(6)             3,442
 Chief Operating Officer 1994  101,275     85,242            3,000(6)             3,038
Glenn R. Small.......... 1996  100,877      7,013            3,000                3,026
 Executive Vice
  President              1995   93,139     64,284            3,000(6)             2,794
                         1994   90,426     78,110            3,000(6)             2,713
Edward R. Andrejko...... 1996   93,083      9,052            2,000                2,792
 Senior Vice President
  and                    1995   89,503     62,063            1,875(6)             2,685
 Chief Financial Officer 1994   86,061     75,183            1,875(6)             2,582
Fielding Simmons III.... 1996   92,836      8,236            2,000                2,785
 Senior Vice President
  and                    1995   89,265     61,899            1,875(6)             2,678
 Treasurer               1994   86,246     75,060            1,875(6)             2,588

--------
(1) Bonuses in 1994 and 1995 were paid in accordance with the Bank's Three-Year Executive Plan, which became effective in 1993. Although the performance measurements for bonuses covered a three year period, the ultimate determination of the bonus was subject to the Board of Directors' discretion and approval, and therefore is reported as annual compensation rather than long term compensation. The bonus in 1996 was paid under the Bank's Stakeholder Compensation Incentive Plan (as defined below). See "Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation".
(2) Consists of matching contributions under the Bank's defined contribution plan.
(3) Payment of Mr. Rincker's $22,246 1996 Stakeholder Bonus was deferred.
(4) Also includes supplemental retirement benefits under the defined contribution portion of the SERP (as defined below) of $2,250 for 1996, which were granted to Mr. Rincker in 1996.
(5) Payment of $100,000 of Mr. Rincker's $148,500 1995 bonus was deferred.
(6) As adjusted for 3-for-2 stock split in December 1995.
(7) Also includes supplemental retirement benefits under the defined contribution portion of the SERP (as defined below) of $1,740 for 1994 and $1,990 for 1995, all of which was granted to Mr. Rincker in 1995 upon adoption of the Bank's SERP in March 1995.

OPTIONS EXERCISES AND HOLDINGS

  The following table sets forth information with respect to grants of stock options to each of the named executive officers during the fiscal year ended December 31, 1996 and the potential realized value by such individuals. All options were granted at current market price on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL
                                         INDIVIDUAL GRANTS                  REALIZED VALUE
                         -------------------------------------------------    AT ASSUMED
                                       % OF TOTAL                          ANNUAL RATES OF
                          NUMBER OF   OPTIONS/SARS                           STOCK PRICE
                          SECURITIES   GRANTED TO                            APPRECIATION
                          UNDERLYING   EMPLOYEES     EXERCISE              FOR OPTION TERM
                         OPTIONS/SARS  IN FISCAL     OR BASE    EXPIRATION ----------------
      NAME               GRANTED (#)      YEAR     PRICE ($/SH)    DATE    5% ($)  10% ($)
      ----               ------------ ------------ ------------ ---------- ------- --------
William H. Rincker......    5,000         7.2%        $25.75     6/24/06   $80,970 $205,194
Alex S. DePersis........    5,000         7.2          25.75     6/24/06    80,970  205,194
Glenn R. Small..........    3,000         4.3          25.75     6/24/06    48,582  123,117
Edward R. Andrejko......    2,000         2.9          25.75     6/24/06    32,388   82,078
Fielding Simmons III....    2,000         2.9          25.75     6/24/06    32,388   82,078

  The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended December 31, 1996 and the year-end value of all unexercised options held by such individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                       OPTIONS AT YEAR-END      IN-THE-MONEY OPTIONS
                         ACQUIRED ON                          (#)(2)              AT YEAR-END ($)(3)
                          EXERCISE        VALUE      ------------------------- -------------------------
      NAME                   (#)     REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ----------- --------------- ----------- ------------- ----------- -------------
William H. Rincker......    3,150        $58,695       31,033       10,625      $529,479      $59,563
Alex S. DePersis........    2,700         48,450       14,295        8,750       230,265       41,375
Glenn R. Small..........    2,625         48,198       18,495        6,750       309,949       39,375
Edward R. Andrejko......      --             --        15,963        4,344       279,567       24,735
Fielding Simmons III....    9,950        185,744       10,513        4,344       176,169       24,735

--------
(1) Difference between fair market value per share, or price per share if sold, less exercise price per share times the number of shares.
(2) Based on unexercised options following 3-for-2 stock splits in both December 1993 and December 1995.
(3) Market value of underlying securities at year-end, minus the exercise or base price.

EMPLOYMENT AGREEMENTS

  In November 1990, the Company and the Bank entered into a three-year employment contract (the "Contract") with Alex S. DePersis. The Contract was amended on December 18, 1995 and December 30, 1996. Also in November 1990, the Company and the Bank entered into a three-year Change of Control Severance Agreement (a "Severance Agreement") with each of Glenn R. Small, Edward R. Andrejko and Fielding Simmons III, which Severance Agreements were amended on December 18, 1995. The Company also has entered into Change of Control Severance Agreements with each of its other executive officers. The Contract and the Severance Agreements provide that the term of each agreement shall be automatically extended by one year on each anniversary date of each agreement, unless the Boards of Directors of the Company and the Bank (together, the "Employers"), or the executive provides contrary written notice.

  Notwithstanding the above, the Employers may terminate the Contract for Cause (as defined), or for other than Cause, in which case the Employers must pay Mr. DePersis the salary which he would have been entitled to receive under the remaining term of a Contract, except that such payments will cease at the earlier of (i) the end of the term of a Contract, or (ii) if Mr. DePersis becomes employed, directly or indirectly, by a financial institution or holding company located near the Bank's home office. The Contract also provides for severance payments in the amount of two and one-half times the highest annual compensation paid to Mr. DePersis for any of the three calendar years ending with the year of termination, in the event of involuntary termination of employment in connection with any Change of Control (as defined). Mr. DePersis also would be entitled to payments under any performance incentive plan in which he participates, when the other participants are paid, subject to proration through his date of termination. A similar severance payment will also be provided on a similar basis to Mr. DePersis in connection with a voluntary termination of employment for Good Reason (as defined). Severance and other benefits payable pursuant to the Contracts and other plans and arrangements of the Company and the Bank are limited to the maximum amount which can be paid without constituting "excess parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. As of March 5, 1997, the amount to which Mr. DePersis would be entitled under his Contract with the Company and the Bank, if his employment with the Company or the Bank is terminated in 1997 in connection with a Change of Control, would be $462,500, plus the prorated portion of any performance incentive plan award which may be due.

  If an executive's employment under any Severance Agreement is terminated:
(i) for any reason prior to a Change in Control (as defined), or (ii) after a Change in Control, by the Employers for Good Cause (as defined), or by the voluntary action of the executive without Good Reason (as defined), the executive shall continue to receive his base salary through the date of termination, and the Employers shall have no further obligation to the executive or his spouse under the Severance Agreement, except for certain accrued benefits. The Severance Agreements also provide for a severance payment during a period of up to two years at an annual rate equal to the higher of the executive's base salary on the date of (i) the Change in Control, or (ii) the date of termination of employment, and other benefits, in the event of (a) involuntary termination of employment in connection with any Change in Control, for other than Good Cause, or (b) voluntary termination for Good Cause. As is the case with the Contract, severance and other benefits payable pursuant to the Severance Agreements are limited to the maximum amount payable without constituting "excess parachute payments." The Severance Agreements do not contain any provision restricting the right to compete against the Bank upon termination of employment. As of March 5, 1997, the amounts to which Mr. Small, Mr. Andrejko and Mr. Simmons would be entitled under their respective Severance Agreement if their employment with the Company and the Bank were terminated in 1997 in connection with a Change in Control, would be $226,326, $195,000 and $195,000, respectively, plus the prorated portion of any performance incentive plan award which may be due.

  Executive employees may elect to defer the receipt of compensation income pursuant to a nonqualified deferred compensation agreement with the Bank. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined). During 1996, no executives elected to defer compensation under this arrangement.

COMPANY COMPENSATION COMMITTEE AND BANK SALARY AND PERSONNEL ADMINISTRATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During 1996 no person received any separate form of compensation as an officer of the Company. Accordingly, decisions on compensation of the Company's executives, except with respect to stock options, are made by the five-member Salary and Personnel Administration Committee of the Bank's Board of Directors. The members of that committee are Messrs. Akel, Allen, Levine and Sponyoe, and Mrs. Gamble. The same persons comprise the Compensation Committee of the Board of Directors of the Company, which committee had the authority to grant options, SARs and performance shares under the Company's Long-Term Incentive and Capital Accumulation Plan (the "Incentive Plan") prior to 1996 and has the same authority for grants beginning April 22, 1996 under the 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Incentive Plan"). For purposes of this Proxy Statement the Salary and Personnel Administration Committee and the Compensation Committee are together referred to as the "Committee." Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules adopted by the Commission designed to enhance disclosure of policies toward executive compensation, set forth below is a report submitted by the Committee, addressing the Company's compensation policies for 1996 as they affected the Company's executive officers, including the Chief Executive Officer and the named executive officers.

  COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining qualified executives. Target levels of executive officers' overall compensation are intended to be consistent with banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. The Committee endorses the position that stock ownership by management and stock-based plans are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Committee also endorses the position that cash bonuses tied to annual and long-term target levels of income strengthen management's incentive to increase consolidated net income of the Company.

  RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. Compensation paid to the Company's named executive officers in fiscal 1996 consisted of the following components: base salary, bonuses under the Bank's Stakeholder Compensation Incentive Plan (the "Plan"), stock options under the Company's 1996 Incentive Plan, benefits under the Bank's defined benefit pension plan and defined contribution savings plan, and certain other benefits.

  Base Salary. The Committee reviews executive base salaries annually. Base salaries for the named executive officers for fiscal 1996, other than Mr. DePersis, increased by an average of 4.8% over 1995 levels. The base salary for Mr. DePersis increased 30.7% over the 1995 level, reflecting his promotion to President and Chief Operating Officer at the end of 1995. Base salary levels for the executive officers are set within established salary ranges which are based upon responsibility, experience and company performance. Base salaries are also designed to be competitive with peer banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. Among the factors considered by the Committee were the following: individual performance; net loans were $912.3 million in 1995 compared to $850.5 million in 1994; net interest income was $48.6 million in 1995 compared to $45.7 million in 1994; interest rate margin remained steady at 4.30% in 1995 and 1994; and earnings per share was $1.98 in 1995 compared to $1.95 in 1994.

  Bonuses. The bonus component of compensation paid to the Company's named executive officers in fiscal 1996 was paid under the Plan. The Plan provided that the Bank would award bonuses to participating executive officers if the Company met certain key performance levels during 1996. The Plan establishes two models. The Bank-Wide Model, which required achievements of certain key performance targets (net income, growth in deposits and loans, interest rate margin, non-interest income, loan quality and operating efficiencies), accounted for one-half of the bonus payment. The Subordinate Model, which accounted for the remaining one-half of the bonus payment, included key performance targets which were directly related to each named executive's primary function within the Company.

  Stock Options. The Company's Long-Term Incentive and Capital Accumulation Plan (the "Incentive Plan") and 1996 Incentive Plan provide long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and shareholder interests. Stock option grants provide an additional means to provide incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced shareholder value. Options under the Incentive Plan were granted in 1986, 1989, 1990, 1993, 1994 and 1995. Options under the 1996 Incentive Plan were granted in 1996. All options were granted at current market price on the date of grant.

  Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Bank pursuant to the Bank's defined benefit pension plan and matching contributions under the Bank's defined contribution savings plan. The executive officers also receive group term life insurance on the same terms as other employees, and certain other perquisites.

  CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Rincker's base salary as CEO was increased in 1996 from $216,320 to $225,000 based on the Company's performance. Mr. Rincker's salary was designed to be competitive with the salaries of the CEOs of peer banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. Among other factors considered by the Committee were the following: net loans were $912.3 million in 1995 compared to $850.5 million in 1994; net interest income was $48.6 million in 1995 compared to $45.7 million in 1994; interest rate margin remained steady at 4.30% in 1995 and 1994; and earnings per share was $1.98 in 1995 compared to $1.95 in 1994. The increase was also based on Mr. Rincker's individual performance. Mr. Rincker also participated in the Plan in 1996 under which his bonus for 1996 was 9.9% of his base salary based on the levels of achievement relative to the key performance indicators of the Bank-Wide Model and the Subordinate Model. Mr. Rincker also received a stock option for 5,000 shares of Common Stock during 1996 pursuant to the Company's 1996 Incentive Plan. In 1995, the Board of Directors of the Bank also adopted supplemental executive retirement plan benefits for Mr. Rincker which were made effective, in part, as of January 1, 1994. See "Employee Defined Benefit Plan."

                     COMPENSATION COMMITTEE OF COMPANY AND
             SALARY AND PERSONNEL ADMINISTRATION COMMITTEE OF BANK

                                Ferris G. Akel
                                Robert W. Allen
                                Helen A. Gamble
                               Herbert R. Levine
                                John V. Sponyoe

COMPENSATION COMMITTEE AND SALARY AND PERSONNEL ADMINISTRATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Each of the Compensation Committee and the Salary and Personnel
Administration Committee is comprised of Messrs. Akel, Allen, Levine and Sponyoe, and Mrs. Gamble.

  In fiscal 1996, the Bank had outstanding commercial real estate loans and commercial loans secured by real estate to Parkway Plaza, L.L.C., Town Square Mall Associates, L.L.C. and Campus Plaza, L.L.C., as well as a letter of credit to Town Square Mall Associates, L.L.C., each of which was guaranteed by Mr. Akel. Mr. Akel is a member of Parkway Plaza, L.L.C., Town Square Mall Associates, L.L.C. and Campus Plaza, L.L.C. In fiscal 1996, the Bank had commercial loans to Van Cott Jewelers, Ltd., of which Mr. Levine is Chairman of the Board. As to the foregoing loans, and the guarantee by Mr. Akel, the Bank believes that they were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank also believes the loans and the guarantee do not involve more than the normal risk of collectability nor present any other unfavorable terms.

  Also, for the year ended December 31, 1996, the Bank paid an aggregate of $169,734 to Binghamton Giant Markets, Inc., of which Mr. Akel is President and a principal stockholder. Such payment reflects fees paid in connection with transactions on the Bank's StoreTeller electronic facilities maintained at food markets owned by Binghamton Giant Markets, Inc.

COMPARATIVE COMPANY PERFORMANCE

  The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1991 is compared to the cumulative total return of The Nasdaq Stock Market (U.S. Companies) and SNL Securities, L.P. $1 billion to $5 billion Bank Index.

                                              Period Ending
                       -------------------------------------------------------
Index                  12/31/91 12/31/92 12/31/93 12/31/94  12/31/95  12/31/96
------------------------------------------------------------------------------
BSB Bancorp, Inc.        100.00   181.85   243.00   302.59    399.72    447.46
NASDAQ Total Return      100.00   116.38   133.60   130.59    184.67    227.16
Banks ($1 to $5B)        100.00   144.84   174.08   183.28    246.47    319.51


EMPLOYEE DEFINED BENEFIT PLAN

  The following table illustrates current annual pension benefits under the Company's defined benefit retirement plan for retirement in 1996 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. Pension benefits are currently subject to a statutory maximum of $120,000, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $150,000 (subject to cost of living increases) may not be used in calculation of retirements.

                              PENSION PLAN TABLE

                                     YEARS OF SERVICE
      ANNUAL       ----------------------------------------------------------
   COMPENSATION      10        15        20        25        30        35
   ------------    -------   -------   -------   -------   -------   -------
     $ 75,000      $15,000   $22,500   $30,000   $37,500   $45,000   $45,000
      100,000       20,000    30,000    40,000    50,000    60,000    60,000
      125,000       25,000    37,500    50,000    62,500    75,000    75,000
      150,000       30,000    45,000    60,000    75,000    90,000    90,000

  A participant's normal retirement benefit is equal to 2% of average annual earnings, multiplied by the number of years and fraction thereof of creditable service. Average annual earnings represents payments made during the 36 consecutive calendar months of highest earnings during the final 120 calendar months of the employee's creditable service. Mr. Rincker's annual pension benefit is $115,386 based on his average annual earnings in effect prior to the implementation of the $150,000 limit on annual compensation with respect to the Company's defined benefit retirement plan. In no event, however, may the normal retirement benefit exceed 60% of average annual earnings. Pension allowances are based on 2% of the employee's average basic annual earnings excluding overtime, bonus, or other special payments. Pension benefits are computed on a straight life annuity benefit.

  The years of creditable service as of December 31, 1996 for Messrs. Rincker, DePersis, Small, Andrejko and Simmons were 41, 11, 14, 34 and 20, respectively.

  In 1995, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the "SERP") to be effective on January 1, 1995 and to permit designated employees of the bank to receive supplemental retirement benefits from the Bank which amounts would be due under the benefit and contribution formulas in the Bank's defined benefit retirement plan and its defined contribution plan but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Code. Mr. Rincker was the only participant in the SERP during 1996. Mr. DePersis will be the only active participant in the SERP in 1997. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. As of December 31, 1996, Mr. Rincker's last date of employment, Mr. Rincker's accrued annual supplemental defined benefit amount under the SERP is $12,581 payable during his life and the life of his wife from the date of his retirement if he retires at age 65 and, as of December 31, 1996 his defined contribution benefit amount was $6,907 payable in a lump sum.

CERTAIN RELATIONSHIPS

  Directors, officers and employees of the Company or the Bank are permitted to borrow from the Bank to the extent permitted by New York law and the regulations of the Board of Governors of the Federal Reserve System. Under applicable New York law, the Bank may make first mortgage loans to officers provided that each such loan is secured by the officer's primary residence and is authorized in writing by the Board of Directors. In addition, the Bank makes commercial real estate and commercial business loans to officers and directors and related persons consistent with applicable law. All loans made by the Bank to directors and executive officers or their associates and related entities have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that, at the time of origination, these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.

  For a description of certain transactions regarding Mr. Akel, Mr. Levine and the Bank, see "Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation."

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL TWO)

  The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as independent auditors of the Company for the year ending December 31, 1997, and has further directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by Coopers & Lybrand L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Coopers & Lybrand L.L.P. will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE RATIFICATION OF THE APPOINTMENT OF
       COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR FISCAL 1997

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder wishes to have presented at the next Annual Meeting of Shareholders and included in the proxy materials of the Company must be received at the main office of the Company, 58-68 Exchange Street, Binghamton, New York 13902, no later than November 25, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement.

  UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO LARRY G. DENNISTON, SENIOR VICE PRESIDENT AND CORPORATE SECRETARY, BSB BANCORP, INC. 58-68 EXCHANGE STREET, BINGHAMTON, NEW YORK 13902. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                           SECTION 16(A) DISCLOSURE

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission.

  Based solely on its review of the reports submitted to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report filed by Mr. Levine was filed two days late.

                                 OTHER MATTERS

  Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

  The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $4,500, plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

LOGO
REVOCABLE PROXY
                               BSB BANCORP, INC.
                             58-68 EXCHANGE STREET
                           BINGHAMTON, NEW YORK 13902

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                APRIL 28, 1997, AND AT ANY ADJOURNMENT THEREOF.

  The undersigned, being a shareholder of BSB Bancorp, Inc. (the "Company"), hereby appoints a member of the Company's general counsel, Hinman, Howard & Kattell, L.L.P. of Binghamton, New York, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Roberson Museum and Science Center, 30 Front Street, Binghamton, New York 13905 on April 28, 1997 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions.

  1. Proposal to elect the four nominees for Director for a three-year term:

                  FOR[_]                  WITHHOLD AUTHORITY[_]

   (except as marked to the contrary
                below)

  Nominees for terms expiring at the 2000 Annual Meeting who will stand for election: Helen A. Gamble, David A. Niermeyer,
                                          Mark T. O'Neil, Jr., Thomas L. Thorn

  INSTRUCTIONS: The undersigned shareholder may withdraw authority to vote for any nominee(s) by lining through or otherwise striking out the name of such nominee(s) above.

                        (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

LOGO
(CONTINUED FROM REVERSE SIDE)

  2. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997.
                   FOR[_]       AGAINST[_]      ABSTAIN[_]


  3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which should come before the Annual Meeting.

  The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BSB Bancorp, Inc., called for April 28, 1997, and a Proxy Statement prior to signing this Proxy.
                             I plan to attend the meeting.
                                             [_]
                                                    Dated: _____________ , 1997

                                     Signature ________________________________

                                     Signature ________________________________

                                     Note: Please sign exactly as your name
                                     appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

                                     THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                     BE VOTED IN THE MANNER DIRECTED HEREIN BY
                                     THE UNDERSIGNED SHAREHOLDER. IF NO DIREC-
                                     TION IS OTHERWISE MADE, THIS PROXY WILL
                                     BE VOTED FOR PROPOSALS 1 AND 2 AT THE
                                     DISCRETION OF THE PROXY. THIS PROXY MAY
                                     BE REVOKED AT ANY TIME PRIOR TO THE TIME
                                     IT IS VOTED AT THE ANNUAL MEETING.